Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-8, File No. 333-45874 of our report, dated June 26, 2006, relating to the financial statements of Leesport Financial Corp. 401(k) Retirement Savings Plan, included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Beard Miller Company LLP

BEARD MILLER COMPANY LLP
Reading, Pennsylvania
June 26, 2006